UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Pivotal Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following Frequently Asked Questions (FAQ) were distributed to Pivotal Software, Inc. employees on September 24, 2019.

Internal Q&A to Employees

When will we know about VMware’s benefits and how/when/if we will transition?

Each country’s transition to VMware Benefits will be assessed individually.  VMware will ensure that all employees affected by a benefits transition will be fully educated on offerings and will have ample time to make decisions, if applicable, on those new benefits.

In the US, we understand that VMware will hold education sessions at the timing of Close to review the details of their Benefits.  At that time, VMware is anticipating to hold an enrollment process where Benefits Specialists will also be available via VMware’s “Help Now” team. Again, Pivots and their families will have plenty of time to make decisions on benefits coverage under VMware’s plans.

Please note, a new enrollment period through VMware due to an acquisition will be considered a “life event.” This means that employees at that time will have the opportunity to elect VMware’s benefits OR choose to go on another family member’s Benefit plan if that is an option. Other employers should honor this as a “life event” for their enrollment.

We know that transitioning medical coverage can be anxiety provoking, particularly if an employee or their family member suffers from a severe medical issue.  VMware is committed to ensuring employees in this category will be supported through a transition of care process.

We will communicate further specifics about timelines and transitions of other countries as soon as we have more information.

Q: How will I receive payment for my vested in-the-money unexercised Pivotal stock options that are to be cashed out at the closing of the acquisition (the “stock option cash-out amount”)?

A: The stock option cash-out amount will be paid to you by VMware through Pivotal’s payroll (or the surviving corporation) no later than 10 business days following the closing of the acquisition.

Q: If I receive the stock option cash-out amount, how will it be taxed?

A: If you are eligible to receive the stock option cash-out amount and are an employee working in the United States, then taxes will be withheld when you are paid the stock option cash-out amount. The taxes applied will be similar to a cashless stock option exercise.

If you work outside of the United States, then the tax rules applicable to option exercises in your local jurisdiction will apply. You should consult with your local tax advisor for additional information.

Q: At the closing of the acquisition, how will I receive the cash-out payment for shares of Pivotal common stock that I own in my Charles Schwab account as a result of previously vested RSUs, exercised stock options or from the Employee Stock Purchase Plan (ESPP)?

A: Payment for Pivotal shares you own in your Charles Schwab account (or at any broker) will be credited directly to your brokerage account except in China (more details to come for China employees).  More information will be provided as we get closer to the closing of the acquisition regarding any action that may be required in order to receive these funds.

Q. If I receive a cash-out payment for shares of Pivotal common stock that I own in my Charles Schwab account, how will it be taxed?

A:  Since this transaction will be treated as a broker “sale,” tax reporting will be handled by each shareholder’s broker following the same method for any regular stock sale (except in China).  The broker will send each shareholder the same year-end tax documentation they would receive upon sale of shares (Form 1099 for US taxpayers or Form 1042 for non-US taxpayers).

Q: If I receive a cash-out payment for shares of Pivotal common stock that that were purchased under Pivotal’s Employee Stock Purchase Plan (ESPP), how will it be taxed?

A: For employees working in the United States, the cash out of Pivotal shares purchased under the ESPP will result in the recognition of ordinary income tax on a portion of your gain (the difference between your purchase price and value of the stock on the day you purchased the shares) which will be reported on your year-end Form W-2.  There may also be a capital gain component of the sale transaction which you will need to report on your annual tax return.  Please consult your own tax advisor for more details on the tax treatment of selling your ESPP shares.

If you work outside of the United States, many countries tax ESPP when the shares were purchased, therefore no reporting/taxation will occur through payroll related to the cash out of previously purchased ESPP shares. Otherwise, tax rules applicable to the sale of ESPP shares in your local jurisdiction will apply.

Forward-Looking Statements

This communication contains statements relating to the proposed transaction and its timetable for completion, which are “forward-looking statements” within the meaning of the U.S. federal securities laws and by their nature are uncertain. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are also intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to: (i) the ability to consummate the proposed transaction in the time frame expected by the parties or at all; (ii) any conditions imposed on the parties in connection with the consummation of the proposed transactions; (iii) the ability to obtain stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; (iv) the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction; and (vi) and the other factors and financial, operational and legal risks or uncertainties described in Pivotal’s public filings with the SEC, including the “Risk Factors” and “Forward Looking Statements” sections of Pivotal’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and subsequent Quarterly Reports on Form 10-Q. All information set forth in this release is current as of the date of this release. These forward-looking statements are based on current expectations and are subject to uncertainties, risks, assumptions, and changes in condition, significance, value and effect as well as other risks disclosed previously and from time to time in documents filed by us with the U.S. Securities and Exchange Commission (SEC). Pivotal disclaims any obligation to, and does not currently intend to, update any such forward-looking statements, whether written or oral, that may be made from time to time except as required by law.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Pivotal by VMware, Inc.

In connection with the proposed merger, Pivotal will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Pivotal’s website at www.pivotal.io/investors or by contacting Pivotal’s investor relations department via e-mail at ir@pivotal.io.

Participants in the Solicitation

Pivotal and its directors, executive officers and other members of its management and employees as well as VMWare and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Pivotal’s directors and officers and their ownership of Pivotal’s common stock is set forth in the proxy statement for Pivotal’s 2019 Annual Meeting of Stockholders which was filed with the SEC on May 3, 2019. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Pivotal’s directors and executive officers in the merger, which may be different than those of Pivotal’s stockholders generally, by reading the proxy statement, which will be filed with the SEC, and other materials relating to the transaction filed with the SEC. Investors should read such materials carefully before making any voting or investment decision.